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

Item 77 H Insert for:
Scudder Advisor Funds III- N-SAR

FUND CODE/NAME:     812/SCUDDER LIFECYCLE LONG RANGE FD-INV

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

         		 STATE STREET CORP AS TTEE FOR                               				2,413,226.4790
                        WESTINGHOUSE SAVANNAH RIVER/BECHTEL
                        SAVANNAH RVR INC SVGS & INVEST PL                                                              42.97 %
                        34 EXCHANGE PL STE 3064
                        JERSEY CITY NJ  07302-3885



0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     167
                                 TOTAL NUMBER OF SHARES FOR FUND               :          5,616,345.5230

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